UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 390-3880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	UGRO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 27, 2021. Of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, there were present, in person or by proxy, over 51% of the total voting power of all of the outstanding common shares. At the Annual Meeting, the shareholders voted on four proposals, as described in greater detail in the Definitive Proxy Statement, and cast their votes as described below.

1.

The following individuals were elected to serve as directors of the Company, each of whom will hold office until the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified. Votes cast were as follows:

Nominee	For	Withhold

Bradley J. Nattrass	5,909,301	21,481
Lance Galey	5,858,403	72,109
James R. Lowe	5,840,957	89,555
Lewis O. Wilkes	5,858,267	72,245
James Dennedy	5,891,935	38,577

2.	The 2021 Omnibus Stock Incentive Plan

For	Against	Abstain

5,607,126	228,002	95,384

3.	To approve an amendment to the Company’s certificate of incorporation to reduce the number of shares of common stock the Company is authorized to issue from 100,000,000 to 30,000,000 and to reduce the number of shares of preferred stock the Company is authorized to issue from 10,000,000 to 3,000,000.

For	Against	Abstain

5,919,762	3,079	7,671

4.	To ratify the appointment of BF Borgers CPA PC as the Company’s independent registered public accountant to audit the Company’s books and records for its fiscal year ending December 31, 2021.

For	Against	Abstain

5,918,930	4,198	7,384

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: May 27, 2021	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer